Exhibit 99.1

Essent Group Ltd. Announces Closing of $424.4 Million Reinsurance Transaction and Related Mortgage Insurance-Linked Notes Offering
HAMILTON, Bermuda--(BUSINESS WIRE)--March 23, 2018--Essent Group Ltd. (NYSE: ESNT) today announced that its wholly owned subsidiary, Essent Guaranty, Inc., has obtained $424.4 million of fully collateralized excess of loss reinsurance coverage on mortgage insurance policies written by Essent in 2017 from Radnor Re 2018-1 Ltd., a newly formed Bermuda special purpose insurer. Radnor Re is not a subsidiary or an affiliate of Essent Group Ltd.
Radnor Re 2018-1 Ltd. has funded its reinsurance obligations through the issuance of three classes of mortgage insurance-linked notes with 10-year legal maturities, to eligible third party capital markets investors in an unregistered private offering. The senior M-1 class notes have received a rating of BBB from Morningstar Credit Ratings, LLC.
“We are very excited to announce the closing of our inaugural credit risk transfer transaction,” said Mark Casale, Chairman and Chief Executive Officer. “This transaction is a significant milestone for our company, as it expands our capital sources while also providing a layer of protection against adverse credit losses. Additionally, we believe that a transaction like this strengthens our mortgage insurance franchise and enhances the role that Essent plays in supporting a strong and robust U.S. housing finance system.”
Forward-Looking Statements
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers or the loss of a significant customer; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in the volume of low down payment mortgage originations; uncertainty of loss reserve estimates; decrease in the length of time our insurance policies are in force; deteriorating economic conditions; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 20, 2018. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
About the Company
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) which, through its wholly-owned subsidiary Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.
Source: Essent Group Ltd.
Contacts
Essent Group Ltd.

Media Contact
610-230-0556
media@essentgroup.com

or

Investor Relations Contact
Christopher G. Curran
Senior Vice President – Investor Relations
855-809-ESNT
ir@essentgroup.com
Source: Essent Group Ltd.